Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-214053 and No. 333-268088) on Form S-8 and the registration statements (No. 333-248449 and No. 333-253722) on Form S-3 of our report dated March 1, 2023, with respect to the consolidated financial statements of Yum China Holdings, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG Huazhen LLP

Shanghai, China

March 1, 2023